Exhibit 99.1

Revett Provides Troy Mine Update

Spokane Valley, Washington May 23, 2013; Revett Minerals Inc. (NYSE MKT:RVM / TSX:RVM) (“Revett” or the “Company”) provides an update on efforts to re-establish access to mining areas and along the Lower Quartzite haulage route at its Troy Mine in northwest Montana.

Underground development work has continued since access to the Troy Mine was re-established earlier this year. As part of the planned development, crews have been focusing on two separate drifts (“A Drive” and “D Drive”) to regain access to the Lower Quartzite haulage route. After completing the installation of steel sets and structural reinforcement through the B Fault at the “A Drive” drift, unexpected structural damage and ground fall was discovered. Crews are now continuing their work and focusing their efforts in the “D Drive” located approximately 300 feet east of the “A Drive”. Development of the 85 foot “D Drive” into the Lower Quartzite is estimated to take approximately 8 more weeks. Once the “D Drive” drift is completed, a full inspection and assessment of the Lower Quartzite Ore Body must still be completed to ensure that no further structural damage is evident and that mining operations can be safely re-established along this route.

Given the unexpected discovery of ground fall in the Lower Quartzite south of the B Fault in the “A Drive” and length of time required for alternative development into this area, the Company has announced an immediate and significant reduction in the workforce at its Troy Mine.

Remaining crews over the next few months will focus on development of the Lower Quartzite drift along the “D Drive”. If access can be safely re-established, mining operations into the A and C Beds could possibly resume in the fourth quarter of this year. In the event that access through the “D Drive” into the Lower Quartzite haulage route is not possible, the Company is currently evaluating alternative development plans in order to access established mining reserves in the A, C and I Bed mining areas.

John Shanahan, Revett’s President and CEO stated “We have kept our experienced and skilled crews busy in recent months with maintenance and capital projects. However, the realization that the recommencement of underground mining operations will not resume by the end of the second quarter as planned has forced us to take difficult cost reduction measures. I would like to thank our crews for their patience and dedication, and want them to know that the successes at the Troy Mine in the past four years are due in large part to their efforts. We firmly believe the Troy Mine remains a viable operation and that we will regain access to our reserve mining areas and be back in operation either through the Lower Quartzite “D Drive” or alternative development plans.

About Revett

Revett, through its subsidiaries, owns and operates the Troy Mine in Lincoln County, Montana and development-stage Rock Creek Project located in Sanders County, Montana, USA. The proven reserves at the Troy Mine and significant resources at the Rock Creek project form the basis of our plan to become a premier mid-tier base and precious metals producer. Revett plans on expanding production through exploration in and around its current properties, as well as through targeted business combinations of advanced stage projects.

John Shanahan
President & CEO

For more information, please contact: Monique Hayes, Corporate Secretary / Director of Investor Relations (509) 921-2294 or visit our website at www.revettminerals.com.

Except for the statements of historical fact contained herein, the information presented in this news release may contain "forward-looking statements" within the meaning of applicable Canadian securities legislation and The Private Securities Litigation Reform Act of 1995. Generally, these forward looking statements can be identified by the use of forward-looking terminology such as "plans", "expects", or "does not expect", "is expected", "is not expected", "budget", "schedule", "estimates", "forecasts", "intends", "anticipates", "or does not anticipate" or "believes" or variations of such words and phrases or state that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur" or "be achieved". Forward-looking statements contained in this news release include statements relating to the estimated time to complete the “D Drive” drift into the Lower Quartzite, the possible resumption of mining operations in the fourth quarter of this year and the Company’s expectation that it will be back in operation. Actual results will depend upon the results of the assessments conducted of the Lower Quartzite after the “D Drive” drift is completed and whether further structural damage is discovered, the views of MSHA and decisions made my management having regard to the nature of the geotechnical conditions and the safety of Revett’s employees. Forward looking statements, are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business and economic uncertainties, risks and contingencies and those factors discussed in the section entitled "Risk Factors" in the Form 10-K filed on SEDAR at www.sedar.com and with the SEC on EDGAR. Although the Company has attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. Revett Minerals does not undertake to update any forward-looking statements except as required by applicable securities laws.